UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2007

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SURETY CAPITAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-12818	72-2065607
______________________	____________________________	____________________________
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Post Office Box 1778, Fort Worth, Texas	76101
(Address of principal executive offices)	(Zip Code)

(Registrant's telephone number, including area code): (817) 850-9800

None
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On June 11, 2007, Richard N. Abrams, Chairman of the Board and Chief Executive Officer of Surety Capital Corporation, entered into a Consent Order with the Comptroller of the Currency of the United States of America settling the matter of Richard N. Abrams, Former Chairman and Chief Executive Officer, Surety Bank, N.A., Fort Worth Texas. As the Consent Order states, Richard N. Abrams denied all allegations; he asserted affirmative defenses; and he entered into the Consent Order in the interest of cooperation and to avoid additional costs associated with future administrative and judicial proceedings for Surety Bank and/or Surety Capital Corporation.

On June 13, 2007, the Board of Governors of the Federal Reserve System granted consent for Mr. Abrams to negotiate the merger or sale of all or substantially all of the shares and/or the assets of Surety Capital Corporation and/or Surety Bank, and execute all necessary agreements or documents to effect any such sale or merger until October 1, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SURETY CAPITAL CORPORATION
(Registrant)

Dated: August 14, 2007	By: /s/Richard_____________________
Richard Abrams,
Chairman